Exhibit 21.1

Terra Secured Income Fund 5, LLC
Subsidiaries

Subsidiaries	Jurisdiction of Formation
Palmer City - Core Stockton Street, LLC	Delaware
Terra 37 Avenue LLC	Delaware
Terra 514W24 LLC	Delaware
Terra Arbor-Stratford, LLC	Delaware
Terra East 96, LLC	Delaware
Terra Factory PREF, LLC	Delaware
Terra Hotel Garden, LLC	Delaware
Terra Ocean Ave, LLC	New York
Terra Ocean Ave, LLC	Delaware
Terra ParkGreen, LLC	New York
Terra San Mateo PREF LLC	Delaware
Terra SD Hospitality LLC	Delaware
Terra Warner Center LLC	Delaware
Terra Renton, LLC	Delaware
Terra Driggs, LLC	Delaware
Terra Orange Grove Pref, LLC	Delaware
Terra Harlem Member, LLC	Delaware
Terra City Gardens Pref, LLC	Delaware
Terra 370 Lex LLC	Delaware
Terra Buckingham Pref, LLC	Delaware
Terra 345 Flats Pref, LLC	Delaware
Terra Bellingham Pref, LLC	Delaware
Terra University Flats Pref, LLC	Delaware
Terra Campus Park Pref, LLC	Delaware
Terra Element Pref, LLC	Delaware
Terra Mountain Valley Pref, LLC	Delaware
Terra Purdue Pref, LLC	Delaware
Terra Mortgage Capital I, LLC	Delaware
Terra Mortgage Portfolio I, LLC	Delaware
Terra 1100 Biscayne, LLC	Delaware
Terra Lakeside Development, LLC	Delaware
Terra LOC Portfolio I, LLC	Delaware
Terra Ellinwood LLC	Delaware
Terra Lennox LLC	Delaware
Terra Walnut Development, LLC	Delaware
Terra Tailor Lofs Pref, LLC	Delaware
Terra Rockland Pref, LLC	Delaware
Terra Chico Pref, LLC	Delaware
Terra Palm Springs, LLC	Delaware